Exhibit 99.1

201 Technology Drive • Irvine • California • 92618 Telephone: (949) 450-5400 Facsimile: (949) 450-5300 Email: IR@endocare.com Website: www.endocare.com
FOR RELEASE on August 6, 2008 at 6:00 am (EDT)

Investor Contact:	Media Contact:	For Additional Information:
Matt Clawson	Len Hall	Craig T. Davenport, CEO
Allen & Caron, Inc.	Allen & Caron, Inc.	Michael R. Rodriguez, CFO
(949) 474-4300	(949) 474-4300	Endocare, Inc.
matt@allencaron.com	len@allencaron.com	(949) 450-5400
www.allencaron.com	www.allencaron.com	www.endocare.com
ENDOCARE REPORTS FINANCIAL RESULTS FOR SECOND QUARTER 2008
Net Revenues Equal to Prior Year and Net Losses Narrowed Compared to Prior Year
IRVINE, Calif. (August 6, 2008) . . . Endocare, Inc. (NASDAQ: ENDO), an innovative medical device company focused on the development of minimally invasive technologies used by urologists and interventional radiologists for tissue and tumor ablation, today reported that despite flat year-over-year revenue, net losses narrowed year-over-year on higher gross margin during the second quarter ended June 30, 2008.
     Total revenues for the second quarter of 2008 were $7.9 million, equal to the second quarter of 2007. Domestic probe sales, as well as the estimated number of domestic cryoablation procedures performed, in the second quarter and the first six months of 2008 and 2007 are summarized in the following table:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Estimated domestic cryoablation procedures	2,292	2,435	4,860	4,750

Number of cryoprobes sold:
Straight probes	9,074	10,131	19,357	19,895
Right-angle probes	2,054	1,626	3,974	3,073

Total	11,128	11,757	23,331	22,968

     Probe sales are reported in two categories: straight probes, which are typically, although not always, used in prostate procedures and right-angle probes, which are typically used in procedures other than prostate procedures.
     Gross margin in the second quarter of 2008 increased to 70.4 percent, compared to 65.7 percent in the second quarter of 2007. Gross margin continued to increase from production efficiencies and reductions in materials costs. Operating expenses in the second quarter of 2008 were $7.7 million, compared to $7.6 million in the second quarter of 2007.
     Endocare Chairman, CEO and President Craig T. Davenport said, “While cryoablation continues to show clinical equivalency and in some cases superiority to radiation and other treatment options, competitive procedures and their associated economics led to some dilution with existing physician customers in the first half of the year. A thorough review of our year-to-date performance — including the number and types of cases performed by each of our physician customers — suggested that urology prostate cancer cases were impacted primarily by the emergence of robotic prostatectomy and intensity modulated radiation therapy (IMRT). We believe that patient demand for robotics and the current opportunity for greater financial benefits to the physician from IMRT have specifically led to that dilution. While the growth in non-prostate applications continues to show strength, the decline in the number of prostate procedures is being addressed in an aggressive manner.”
     Davenport continued, “We already have taken steps to help us regain the growth that we have demonstrated in the past. These steps include programs intended to impact the number of new physicians trained, increase revenues from our existing customers and communicate directly and more broadly with patients to educate them about the significant benefits of
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ENDOCARE REPORTS FINANCIAL RESULTS FOR SECOND QUARTER 2008
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cryoablation. The programs include additional new urology sales personnel, significantly enhanced patient outreach and advertising and programs that assist our existing physician customers in reaching more patients through community-based marketing. An important element of these programs is an increased emphasis on focal cryoablation, since we believe that this is an area where we have a potentially substantial competitive advantage.”
     Net loss for the second quarter of 2008 was $2.0 million, or $0.17 loss per share, compared to a net loss of $2.3 million, or $0.21 loss per share, in the second quarter of 2007. Included in the net loss for the second quarter was $828,000 of legal expenses related to the legal proceedings of the Company’s former CEO and former CFO, compared to a credit (a reduction of expense) of $280,000 from refunded legal expenses in the second quarter of 2007.
     Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) was a loss of $1.1 million for the second quarter of 2008, equal to a loss of $1.1 million for the second quarter of 2007. A reconciliation of the differences between the GAAP net losses and the adjusted EBITDA losses is included in an accompanying table.
     Chief Financial Officer Michael Rodriguez reported cash and cash equivalents of $4.8 million, total assets of $17.8 million, and total stockholders’ equity of $8.4 million as of June 30, 2008. The Company also has potentially up to $5.0 million in additional capital available under the stock purchase agreement announced in October 2006, depending on its prevailing stock price, as well as amounts available on its credit facility with Silicon Valley Bank. Rodriguez added that, in light of the investments required to fund the growth initiatives described above as well as the ongoing legal proceedings referred to above, the Company continues to assess the adequacy of its capital resources and may use both existing and new sources of capital to finance the growth of the business.
Conference Call
     As previously announced, Endocare will host a conference call today to discuss the Company’s results for its second quarter ended June 30, 2008. The call will take place at 11:00 a.m. (Eastern) and be broadcast live over the Internet. To participate on the call, dial 1-877-870-1962 for callers in the U.S. or +1-706-758-9692 for callers outside the U.S. Web participants are encouraged to go to the Company’s website (www.endocare.com/investors/webcasts.php) at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. The online archived replay will be available immediately following the conference call at www.endocare.com/investors/webcasts.php.
Use of Non-GAAP Financial Measures
     The Company uses, and this press release contains and the related conference call will include, the non-GAAP metric of adjusted EBITDA. The calculation of adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, and also excluding FASB 123R non-cash stock compensation expense, collectively “adjusted EBITDA”) has no basis in GAAP. The Company’s management believes that this non-GAAP financial measure provides useful information to investors, permitting a better evaluation of the Company’s ongoing and underlying business performance, including the evaluation of its performance against its competitors in the healthcare industry. Management uses this non-GAAP financial measure for purposes of its internal projections and to evaluate the Company’s financial performance.
     Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in conformity with GAAP, and non-GAAP financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies. A complete reconciliation of this non-GAAP financial measure for the applicable periods to the most directly comparable GAAP measures is presented in an accompanying table.
About Endocare
     Endocare, Inc.—www.endocare.com— is an innovative medical device company focused on the development of minimally invasive technologies for tissue and tumor ablation. Endocare has initially concentrated on developing technologies for the treatment of prostate cancer and believes that its proprietary technologies have broad applications across a number of markets, including the ablation of tumors in the kidney, lung and liver and palliative intervention (treatment of pain associated with metastases).
     Statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those discussed in “Risk Factors” in the Company’s Forms 10-K, Forms 10-Q and other filings with the Securities and Exchange Commission. Such risk factors include, but are not limited to, the following items: the Company may incur significant expenses in the future as a result of the Company’s obligation to pay legal fees for and otherwise indemnify former officers and former directors in connection with the ongoing investigations and legal proceedings involving them; uncertainty relating to third party reimbursement; the Company has a limited operating history with significant losses and losses may continue in the future; the Company may require additional financing to sustain its operations and without it the Company may not be able to continue operations; the sale of the Company’s common stock to Fusion Capital may cause dilution, and the sale of the shares of common stock acquired by Fusion Capital or Frazier Healthcare Ventures could cause the price of the Company’s common stock to decline; the Company’s business may be materially and adversely impacted by the loss of the Company’s largest customer or the reduction, delay or cancellation of orders from this customer or if this customer delays payment or fails to make payment; the Company may be required to make state and local tax payments that exceed the Company’s settlement estimates; uncertainty regarding the ability to convince health care professionals and third party payers of the medical and economic benefits of the Company’s products; the risk that intense competition and rapid technological and industry change may make it more difficult for the Company to achieve significant market penetration; and uncertainty regarding the ability to secure and protect intellectual property rights relating to the Company’s technology. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. The Company undertakes no obligation to revise, or update publicly, any forward-looking statements for any reason.
FINANCIAL TABLES FOLLOW

ENDOCARE REPORTS FINANCIAL RESULTS FOR SECOND QUARTER 2008
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ENDOCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except for per share data)

	Three Months Ended June 30,
	2008	2007

Total revenues	$7,930	$7,901

Costs and expenses:
Cost of revenues	2,347	2,713
Research and development	570	621
Selling and marketing	3,869	4,099
General and administrative	3,243	2,845

Total costs and expenses	10,029	10,278

Loss from operations	(2,099)	(2,377)
Interest income, net	67	113

Net loss	$(2,032)	$(2,264)

Net loss per share — basic and diluted	$(0.17)	$(0.21)

Weighted average shares of common stock outstanding	11,802	10,916
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ENDOCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except for per share data)

	Six Months Ended June 30,
	2008	2007

Total revenues	$16,073	$15,447

Costs and expenses:
Cost of revenues	4,852	5,335
Research and development	1,138	1,236
Selling and marketing	7,697	7,862
General and administrative	6,283	6,674

Total costs and expenses	19,970	21,107

Loss from operations	(3,897)	(5,660)
Interest income, net	176	139

Net loss	$(3,721)	$(5,521)

Net loss per share — basic and diluted:
Continuing operations	$(0.32)	$(0.52)

Weighted average shares of common stock outstanding	11,794	10,618
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ENDOCARE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET LOSS TO EARNINGS BEFORE INTEREST, TAXES,
DEPRECIATION, AMORTIZATION AND STOCK COMPENSATION EXPENSE
(“ADJUSTED EBITDA”)
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

GAAP net loss	$(2,032)	$(2,264)	$(3,721)	$(5,521)

Add:
Depreciation	127	145	253	327
Amortization of intangibles	125	158	251	285
Interest expense	32	54	63	110

Subtotal	(1,748)	(1,907)	(3,154)	(4,799)

Add: Stock compensation expense	698	794	1,426	1,584

Adjusted EBITDA	$(1,050)	$(1,113)	$(1,728)	$(3,215)

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ENDOCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for per share data)

	June 30,	December 31,
	2008	2007
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$4,804	$7,712
Accounts receivable, net	4,494	3,530
Inventories, net	3,286	3,022
Prepaid expenses and other current assets	520	2,081

Total current assets	13,104	16,345

Property and equipment, net	839	850
Intangibles, net	2,827	3,077
Investments and other assets	1,034	989

Total assets	$17,804	$21,261

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,028	$2,194
Accrued compensation	2,090	3,895
Other accrued liabilities	3,039	3,034
Line of credit	880	880
Capital lease obligation, current portion	25	28

Total current liabilities	9,062	10,031

Capital lease obligation	75	84
Deferred compensation	234	227

Stockholders’ equity:
Preferred stock, $0.001 par value; 1,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.001 par value; 50,000 shares authorized; 11,806 and 11,762 issued and outstanding as of June 30, 2008 and December 31, 2007, respectively	12	12
Additional paid-in capital	201,898	200,663
Accumulated deficit	(193,477)	(189,756)

Total stockholders’ equity	8,433	10,919

Total liabilities and stockholders’ equity	$17,804	$21,261

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